Exhibit 23.1
------------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of BTU International, Inc. of our report dated February 16, 1999 included or incorporated by reference in the Annual Report on Form 10-K of BTU International, Inc. for the year ended December 31, 1998.



                                    Arthur Andersen LLP



Boston, Massachusetts
January 10, 2000